Exhibit 5



                        November 25, 1996


Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas 77019

Ladies and Gentlemen:

     I am Senior Vice President and General Counsel of Continental Airlines, Inc., a Delaware corporation (the "Company"), and I have advised the Company in connection with the registration pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of the proposed offering and sale of up to 1,750,000 shares of Class B common stock, par value $.01 per share, of the Company (the "Common Stock") pursuant to the Company's 1997 Employee Stock Purchase Plan (the "Plan").

     In this connection, I have examined the corporate records of the Company, including its Restated Certificate of Incorporation, its Bylaws and minutes of meetings of its directors and certain committees thereof. I have also examined the Registration Statement, together with the exhibits thereto and such other documents as I have deemed necessary for the purpose of expressing the opinion contained herein.

     Based upon the foregoing, I am of the opinion that the Common Stock, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable. The Plan is subject to approval of the stockholders of the Company and no Common Stock will be issued under the Plan prior to such approval.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein under the caption "Item 5. Interests of Named Experts and Counsel". In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                                        Very truly yours,


                                        /s/ Jeffery A. Smisek
                                            Senior Vice President
                                            and General Counsel